                            SCHEDULE 14A INFORMATION
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2)

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Sec.240.14a-11(c) or Sec.240.14a-12


                               Chemed Corporation
    .........................................................................
                (Name of Registrant as Specified in its Charter)

                               Chemed Corporation
    .........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-ll (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                                 [CHEMED LOGO]
                               CHEMED CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001

         The Annual Meeting of Stockholders of Chemed Corporation will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 21, 2001, at 2 p.m. for the following purposes:

  (1)   To elect directors;

  (2) To ratify the selection by the Board of Directors of independent accountants;

  (3) To vote on a stockholder proposal that arrangements be made for the immediate sale of Chemed Corporation to the highest bidder; and

  (4) To transact such other business as may properly be brought before the meeting.

         Stockholders of record at the close of business on March 23, 2001, are entitled to notice of, and to vote at, the meeting.

         IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE AS INSTRUCTED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                                     Naomi C. Dallob
                                                         Secretary

March 31, 2001

                                (CHEMED LOGO)

                               PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (the "Company" or "Chemed") of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 21, 2001, and any adjournments thereof. The Company's mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is March 31, 2001. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

  Only stockholders of record as of the close of business on March 23, 2001, will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 9,985,992 shares of capital stock, par value $1 per share ("Capital Stock"), entitled to one vote per share.


                                 ELECTION OF DIRECTORS

  Sixteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stock- holders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

  Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.


                                        NOMINEES
EDWARD L. HUTTON                       Mr. Hutton is Chairman and Chief Executive Officer of the Company
Director since 1970                    and has held these positions since November 1993. Previously, from
Age: 81                                1970 to November 1993, he served the Company as President and Chief
                                       Executive Officer. Mr. Hutton is also the Chairman of Omnicare, Inc.,
                                       Cincinnati, Ohio (healthcare products and services), a public corporation in  which  the  Company  holds  a  .5-percent-ownership  interest
                                       ("Omnicare"). Mr. Hutton is a director of Omnicare. Mr. Hutton is the father of Thomas C. Hutton, a Vice President and a director of the
                                       Company.

KEVIN J. MCNAMARA                      Mr. McNamara is President of the Company and has held this position
Director since 1987                    since August 1994. Previously, he served as Executive Vice President,
Age: 47                                Secretary and General Counsel from November 1993, August 1986 and
                                       August 1986, respectively, to August 1994. He is a director of Omnicare.


RICK L. ARQUILLA                       Mr. Arquilla is President and Chief Operating Officer of Roto-Rooter
Director since May 1999                Services Company, an indirectly wholly owned subsidiary of the Com-
Age: 47                                pany, and has held this position since January 1999. Previously, he served as a Senior Vice President of Roto-Rooter Services Company,
                                       from May 1997 to January 1999. From May 1989 to May 1997, he served as Vice President of Roto-Rooter Services Company.

JAMES H. DEVLIN                         Mr. Devlin is a Vice President of the Company and has held this posi-
Director from May 1991                  tion since December 1992. From December 1992 to September 1997, he
to May 1992 and since                   also served as Group Executive of the Company's then-wholly owned
February 1993                           Omnia Group.
Age: 54

CHARLES H. ERHART, JR.                  Mr. Erhart retired as President of W. R. Grace and Co. (hereinafter
Director since 1970                     "Grace"), Columbia, Maryland (international specialty chemicals, con-
Age: 75                                 struction and packaging) in August 1990, having held that position since
                                        July 1989. Previously, he was Chairman of the Executive Committee of
                                        Grace and held that position from November 1986 to July 1989. He is a director of Omnicare.

JOEL F. GEMUNDER                        Mr. Gemunder is President of Omnicare and has held this position since
Director since 1977                     May 1981. He is also a director of Omnicare and Ultratech Stepper, Inc.
Age: 61

PATRICK P. GRACE                        Mr. Grace is President of Kingdom Group, LLC, New York, New York
Director since 1996                     (a provider of turnkey compressed natural gas fueling systems) and has
Age: 45                                 held this position since December 2000. Previously, he was Executive
                                        Vice President of Kingdom Group LLC from August 1999 to December 2000.
                                        He is also President of MLP Capital, Inc. (a managing partner of several real estate and mining ventures in the southwestern United States). From December
                                        1997 to January 31, 1999, Mr. Grace was also Chief Operating and Financial
                                        Officer of C3 Communications, Inc., San Francisco, California, a unit of Level 3
                                        Communications (interactive marketing). From February 1991 to October 1995, he was President of Grace Logistics Services, Inc., Greenville, South
                                        Carolina (a full-service provider of logistics services), a subsidiary of Grace.

THOMAS C. HUTTON                        Mr. Hutton is a Vice President of the Company and has held this posi-
Director since 1985                     tion since February 1988. Mr. Hutton is a director of Omnicare. He is a
Age: 50                                 son of Edward L. Hutton, the Chairman and Chief Executive Officer and
                                        a director of the Company.

WALTER L. KREBS                         Mr. Krebs retired as Senior Vice President-Finance, Chief Financial
Director from May 1989                  Officer and Treasurer of Service America Systems, Inc., a wholly owned
to April 1991 and since                 subsidiary of the Company ("Service America"), in July 1999, having
May 1995                                held that position since October 1997. Previously, he was a Director -
Age: 68                                 Financial Services of DiverseyLever, Inc. (formerly known as Diversey
                                        Corporation), Detroit, Michigan (specialty chemicals) ("Diversey") from April
                                        1991 to April 1996. Previously, from January 1990 to April 1991, he was a Senior Vice President and the Chief Financial Officer of the Company's
                                        then-wholly-owned subsidiary, DuBois Chemicals, Inc. ("DuBois").

SANDRA E. LANEY                         Ms. Laney is Senior Vice President and the Chief Administrative Officer
Director since 1986                     of the Company and has held these positions since November 1993 and
Age: 57                                 May 1991, respectively. She is a director of Omnicare.


SPENCER S. LEE                          Mr. Lee is an Executive Vice President of the Company and has held this
Director since May 1999                 position since May 2000. He is also Chairman and Chief Executive
Age:45                                  Officer of Roto-Rooter, Inc., a wholly owned subsidiary of the Company
                                        ("Roto-Rooter"), and has held this position since January 1999. Previously, he served as a Senior Vice President of Roto-Rooter Services Company from May
                                        1997 to January 1999. From February 1985 to May 1997, he served as Vice President of Roto-Rooter Services Company.

JOHN M. MOUNT                           Mr. Mount is a Vice President of the Company and has held this position
Director from May 1986                  since November 1997. He is also President and Chief Executive Officer
to April 1991 and                       of Service America and has held these positions since October 1997.
since February 1994                     Previously, he was a Principal of Lynch-Mount Associates, Cincinnati,
Age: 59                                 Ohio (management consulting), from November 1993 to October 1997.
                                        From April 1991 to November 1993, Mr. Mount was Senior Vice President of
                                        Diversey and President of Diversey's DuBois Industrial division. Previously, from May 1989 to April 1991, Mr. Mount was an Executive Vice President of the
                                        Company and President of DuBois. He held the latter position from September 1986 to April 1991.

TIMOTHY S. O'TOOLE                      Mr. O'Toole is an Executive Vice President and the Treasurer of the
Director since 1991                     Company and has held these positions since May 1992. He is also the
Age: 45                                 Chairman and Chief Executive Officer of Patient Care, Inc., a wholly owned subsidiary of the Company. He is a director of Vitas Healthcare
                                        Corporation.

DONALD E. SAUNDERS                      Mr. Saunders retired as President of DuBois, a division of Diversey
Director from May 1981                  Lever, Inc., in October 2000 having held this position  since November
to May 1982, May 1983                   1993. From April to October 1993, he was Executive Vice President of
to May 1987 and since May 1998          Diversey.
Age: 57

PAUL C. VOET                            Mr. Voet is an Executive Vice President of the Company and has held
Director since 1980                     this position since May 1991. From January 1992 to September 1997, he
Age: 54                                 also served as President and Chief Executive Officer of the Company's
                                        then majority-owned subsidiary, National Sanitary Supply Company.

GEORGE J. WALSH III                     Mr. Walsh is a partner with the law firm of Gould & Wilkie, New York,
Director since 1995                     New York, and has held this position since January 1979.
Age: 55

COMPENSATION OF DIRECTORS

  Each member of the Board of Directors who is not a regular employee of the Company is paid an annual fee of $13,500 and a fee of $2,200 for each meeting attended. Each member of the Nominating Committee of the Board is paid an additional annual fee of $5,000. Each member of the Audit Committee of the Board (other than its chair- man) is paid an additional annual fee of $5,000 and each member of the Compensation/Incentive Committee of the Board (other than its chairman) is paid an additional annual fee of $3,500. A Committee member, other than Nominating Committee members, who receive no meeting fees, is paid $900 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee member is paid $450 for his attendance at the Committee meeting.

  The chairmen of certain Committees of the Board of Directors are paid an annual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee is paid at the rate of $10,000 per annum, and the chairman of the Compensation/Incentive Committee is paid at the rate of $5,250 per annum. In addition, each member of the Board of Directors and of a Committee is reimbursed for his reasonable travel expenses incurred in connection with such meetings.

  In addition, in May 2000 each member of the Board of Directors (other than those serving on the Compensation/Incentive Committee), was granted an unrestricted stock award covering 200 shares of Capital Stock under the Company's 1999 Stock Incentive Plan. Those directors who are members of the Compensation/Incentive Committee were paid the cash equivalent of the 200-share stock award or $5,875.

  The Company has a deferred compensation plan for nonemployee directors under which certain directors who are not regular employees of the Company or of a wholly owned subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock, and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director.

COMMITTEES AND MEETINGS OF THE BOARD

  The Company has the following Committees of the Board of Directors: Audit Committee, Nominating Committee and Compensation/Incentive Committee.

  The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems and (d) confers quarterly with senior management and the independent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Erhart, Grace and Saunders. The Audit Committee met on two occasions and conferred three times concerning quarterly results during 2000.

  The Compensation/Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings and Retirement Plan ("Retirement Plan"). In addition, the Compensation/Incentive Committee administers the Company's (a) eight Stock Incentive Plans, 1999 Long-Term Employee Incentive Plan and its 1983 Incentive Stock Option Plan and (b) grants of stock options and stock awards to key employees of the Company. The Compensation/Incentive Committee consists of Messrs. Erhart, Grace and Walsh. The Compensation/Incentive Committee met on four occasions during 2000.

  The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. The Nominating Committee consists of Messrs. Erhart, Grace and Walsh. The Nominating Committee, which was established on February 7, 2001, did not meet during 2000. Stockholders wishing to submit a candidate for election to the Board should submit the name of such candidate and a supporting statement to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

  During 2000 there were five meetings of the Board of Directors, and each director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION/INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

  The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such interests are served by having compensation directly and materially linked to financial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

  The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

  The executive compensation program is administered by the Compensation/Incentive Committee of the Board of Directors. The membership of the Compensation/Incentive Committee is composed of three outside directors (i.e., non-employees of the Company). The Compensation/Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation/Incentive Committee on such matters must be approved by the full Board of Directors. The Compensation/Incentive Committee also administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards.

  The Compensation/Incentive Committee may use its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

  Following is a discussion of the components of the executive officer compensation program.

  In determining base salary levels for the Company's executive officers, the Compensation/Incentive Committee takes into account the magnitude of responsibility of the position, individual experience and performance and spe-cific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation/Incentive Committee to be sufficient to attract and retain qualified executives when considered along with the other components of the Company's compensation structure.

  The Compensation/Incentive Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior exec-utives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units'and the Company's annual goals. Operational and financial goals are estab-lished at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets.

  Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percentage of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25 percent to 100 percent of base salary.

  The stock option and restricted stock program forms the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans is to align executive and long-term-stockholder interests by creating a strong and direct link between executive pay and stockholder return.

  Stock options and restricted stock awards are granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions ranging from three- to seven-year periods. The Committee considers each grantee's current option and award holdings in mak-ing grants. Both the amounts of restricted stock awards and proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

  The Compensation/Incentive Committee has considered, and is continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committee structures compensation arrangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

  The base salary of Mr. E. L. Hutton, Chairman and Chief Executive Officer of the Company, for 2000 was $629,820. His bonus in respect of 2000 services was $582,165, which was in cash and unrestricted stock awards. Factors considered in establishing the compensation levels in 2000 for Mr. Hutton were the Company's increase in earnings per share from continuing operations, excluding capital gains, of 16.9 percent and the Company's increase in earnings per share, including capital gains, of 11.7 percent. The Compensation/Incentive Committee believes that Mr. Hutton's base salary and bonus are consistent with his performance as measured by these factors and the other criteria discussed above.

        (Compensation/Incentive Committee)
        ----------------------------------

        Charles H. Erhart, Jr., Chairman
        Patrick P. Grace
        George J. Walsh III

Summary Compensation Table

  The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

-----------------------------------------------------------------------------------------------------
                                SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------
                                                                   Long-Term
                             Annual Compensation              Compensation Awards
------------------------------------------------------------------------------------
                                                                         Securities
                                                           Chemed        Underlying
 Name and                                                 Restricted       Chemed        All Other
 Principal                                    Bonus         Stock           Stock       Compensation
 Position           Year    Salary ($)          ($)      Awards ($)(1)   Options (#)         ($)
-----------------------------------------------------------------------------------------------------
 E. L. Hutton       2000     $629,820      $  582,165     $       -0-           -0-      $137,067 (2)
 Chairman and       1999      590,000         582,165      2,137,125        55,000        134,815
 CEO                1998      590,000         582,165        208,500        23,000        174,499

 K. J. McNamara     2000      347,145         237,390             -0-           -0-       101,574 (3)
 President          1999      325,200         196,553        781,875        50,000         80,346
                    1998      312,225         196,579         33,000        14,000         98,766

 P. C. Voet         2000      306,000          36,691             -0-           -0-        70,804 (4)
 Executive          1999      306,000          36,782        208,500         2,000         75,368
 Vice President     1998      306,000          57,829         50,000         2,000         71,105

 S. E. Laney        2000      213,495         222,448             -0-           -0-        75,748 (5)
 Senior Vice        1999      200,000         187,173        443,063        42,000         54,632
 President          1998      192,015         187,194         20,000        10,500         54,961
 and Chief
 Administrative
 Officer

 S. S. Lee          2000      211,520         142,072             -0-           -0-        75,119 (6)
 Executive          1999      197,388         110,072        100,000        27,000         68,503
 Vice President     1998      166,161          76,072        200,000         8,000         33,193

  (1) The number and value of the aggregate restricted shares of Capital Stock held by the named executives at December 31, 2000 were as follows: E. L. Hutton - 101,371 shares, $3,409,110; K. J. McNamara - 36,306 shares,
      $1,220,970; P. C. Voet - 9,893 shares, $332,702; S. E. Laney - 21,466 shares, $721,902; and S. S. Lee - 5,636 shares, $189,539. The restricted shares with respect to 1998 vest in varying percentages over a three-year period. The restricted shares with respect to 1999 reflect a one-time grant for 1999, 2000 and 2001 and vest in varying percentages over a seven-year period. Recipients receive dividends on the award- ed shares and are entitled to vote them, whether or not vested.

  (2) Includes the following amounts: $127,858 allocated to Mr. Hutton's account under the Company's Retirement Plan and Employee Stock Ownership Plans ("ESOP") with respect to 2000; a $3,384 premium payment for term life insurance; and $5,825 in the form of an unrestricted stock award of 200 shares of Capital Stock.

  (3) Includes the following amounts: $76,086 allocated to Mr. McNamara's account under the Retirement Plan and ESOP with respect to 2000; a $3,807 premium payment for term life insurance; $15,856, which is the value of premium payments made by the Company for the benefit of Mr. McNamara under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy ("Split Dollar Policy"); and $5,825 in the form of an unrestricted stock award of 200 shares of Capital Stock.

  (4) Includes the following amounts: $48,145 allocated to Mr. Voet's account under the Retirement Plan and ESOP with respect to 2000; a $4,281 premium payment for term life insurance; $12,553, which is the value of premium payments made by the Company for the benefit of Mr. Voet under a Split Dollar Policy; and $5,825 in the form of an unrestricted stock award of 200 shares of Capital Stock.

  (5) Includes the following amounts: $ 55,936 allocated to Ms. Laney's account under the Retirement Plan and ESOP with respect to 2000; a $3,807 premium payment for term life insurance; $10,180, which is the value of premium payments made by the Company for the benefit of Ms. Laney under a Split Dollar Policy; and $5,825 in the form of an unrestricted stock award of 200 shares of Capital Stock.

  (6) Includes the following amounts: $54,770 allocated to Mr. Lee's account under the Retirement Plan and ESOP and Roto-Rooter's Deferred Compensation Plan and Retirement Plan with respect to 2000; a $1,908 premium payment for term life insurance; $12,616, which is the value of premium payments made by the Company for the benefit of Mr. Lee under a Split Dollar Policy; and $5,825 in the form of an unrestricted stock award of 200 shares of Capital Stock.

STOCK OPTIONS

  The table below shows information concerning the year-end number and value of unexercised Chemed stock options held by the executive officers named in the Summary Compensation Table. No stock options were granted or exercised during 2000.


------------------------------------------------------------------------------------------------------
                            Number and Value of Unexercised Stock Options
------------------------------------------------------------------------------------------------------
                             Number of Securities                      Value of Unexercised
                            Underlying Unexercised                    In-the-Money Options
                            Options at 12/31/00 (#)                        at 12/31/00 ($)
------------------------------------------------------------------------------------------------------
   Name               Exercisable           Unexercisable          Exercisable           Unexercisable
------------------------------------------------------------------------------------------------------
E. L. Hutton             144,750                33,250              $119,149                $58,369

K. J. McNamara            86,500                28,500                70,500                 53,063

P. C. Voet                10,500                 1,500                 4,757                  2,123

S. E. Laney               80,375                23,375                92,348                 44,573

S. S. Lee                 25,500                15,550                28,654                 28,654

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. E. L. Hutton, McNamara, Voet and Lee and Ms. Laney. Mr. Hutton's employment agreement provides for his continued employment as Chairman and Chief Executive Officer of the Company through May 3, 2002, subject to earlier termination under certain cir-cumstances, at a base salary of $629,820 per annum or such higher amount as the Board of Directors may determine, as well as participation in incentive compensation plans, stock incentive plans and other benefit plans. In the event of termination without cause, the agreement provides that Mr. Hutton will receive severance payments equal to 150 percent of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which have vested during the 12 months prior to termination for the balance of the term of the agreement. Messrs. McNamara, Voet and Lee and Ms. Laney have employment agreements which provide for their continued employment as senior executives of the Company through May 3, 2005, May 3, 2002, May 19, 2003 and May 3, 2005, respectively, and are identical in all material respects to that of Mr.
Hutton, except their respective agreements provide for a base salary of $347,145, $306,000, $200,000 and $213,495 per annum or such higher amounts as the Board of Directors may determine. In addition, each agreement for Messrs. Hutton, McNamara and Voet and Ms. Laney provides for the officer's nomination as a director of the Company. On November 9, 1998, Mr. Voet filed a lawsuit against the Company in Court of Common Pleas, Hamilton County, Ohio, in connection with the Company's sale of its majority-owned subsidiary, National Sanitary Supply Company, alleging that the Company breached his employment agreement due to a material reduction in his title, authority or responsibility. Mr. Voet is seeking a money judgment in the principal amount in excess of $6 million. The Company disputes these claims and believes that the disposition of this matter will not have a material effect on the financial position of the Company.

EXECUTIVE STOCK OWNERSHIP PLAN

  Pursuant to the Company's Executive Stock Ownership Plan, Messrs. E. L. Hutton, McNamara, Arquilla, Devlin, T. C. Hutton, Lee, Mount and O'Toole and Ms. Laney, respectively, borrowed $540,009, $500,000, $99,986, $184,002, $184,002,
$183,997, $183,997, $360,000 and $200,000 from the Company in order to pur-
chase shares of Capital Stock in the open market in November and December 1999. The following number of shares was purchased for the accounts of these officers:
E. L. Hutton, 19,771 shares; McNamara, 18,678 shares; Arquilla, 3,375 shares; Devlin, 6,874 shares; T. C. Hutton, 6,873 shares; Lee, 6,873 shares; Mount, 6,873 shares; O'Toole, 13,498 shares; and Laney, 7,353 shares. These loans are secured by demand notes with the Company which have an annual interest rate of
5.88 percent, except for Mr. McNamara's loan, which has an annual interest rate of 6.35 percent.

PROMISSORY NOTES WITH CADRE

  Messrs. E. L. Hutton and K. J. McNamara and Ms. Laney, respectively, borrowed $56,250, $41,250, and $41,250 from the Company's subsidiary, Cadre Computer Resources, Inc. ("Cadre"), to purchase shares of the common stock of Cadre. They purchased the following number of shares: E. L. Hutton, 75,000 shares; K. J. McNamara, 55,000 shares; and S. E. Laney, 55,000 shares. These loans are secured by demand notes with Cadre which have an annual interest rate of 6.27 percent.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the yearly percentage change in the Company's cumulative total stockholder return on Capital Stock (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period December 31, 1995 to December 31, 2000, assuming dividend reinvestment, and (B) the difference between the Company's share price at December 31, 1995 and December 31, 2000; by (ii) the share price at December 31, 1995) with the cumulative total return, assuming reinvestment of dividends, of the (1) S & P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

                               CHEMED CORPORATION

                     CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDING DECEMBER 31, 2000



             December 31                1995      1996     1997     1998     1999     2000

  Chemed Corporation                    100.00    99.17   118.99   102.25    93.85   111.67

  S&P 500                               100.00   122.96   163.98   210.85   255.21   231.98

  Dow Jones Industrial Diversified(*)   100.00   135.33   191.77   246.64   334.13   336.54

      (*)Historical data restated to reflect new Dow Jones US Equity Index series which increased coverage from 80% to 95% of the US market.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of December 31, 2000 with respect to the only persons who are known to be the beneficial owner of more than 5 percent of Capital Stock:


     Name and Address                   Amount and Nature of                      Percent of
    of Beneficial Owner                 Beneficial Ownership                       Class (3)
  The Fifth Third Bank            758,960 shares; Trustee of the Company's            7.0%
  Fifth Third Center              Retirement Plan, Employee Stock
  Cincinnati, Ohio                Ownership Plans and Excess Benefit Plan (1)

  Select Equity Group, Inc.       687,386 shares (2)                                  6.4%
  380 Lafayette Street
  New York, NY 10003

  (1) Shared voting power, 758,960 shares; shared dispositive power, 758,960 shares.

  (2) Sole voting and dispositive power, 687,386 shares.

  (3) For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days of December 31, 2000 were assumed to have been issued.

  The following table sets forth information as of December 31, 2000 with respect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company's directors and executive officers as a group:

                                          Amount and Nature         Percent of
         Name                       of Beneficial Ownership (1)      Class (2)

  Edward L. Hutton                          128,730  Direct             1.2%
                                            144,750  Option             1.3%
                                            15,397 Trustee

  Rick L. Arquilla                          12,920  Direct
                                            23,500 Option

  James H. Devlin                           20,814  Direct
                                            21,125 Option

  Charles H. Erhart, Jr.                    10,000  Direct

  Joel F. Gemunder                           3,584  Direct
                                             5,000 Option
                                             3,486 Trustee

  Patrick P. Grace                             500  Direct

  Thomas C. Hutton                          55,751  Direct
                                            32,750 Option
                                            15,897 Trustee (3)

  Walter L. Krebs                            4,388  Direct
                                             5,250 Option

  Sandra E. Laney                           53,208  Direct
                                            80,375  Option
                                                   Trustee (3)

  Spencer S. Lee                            11,376  Direct
                                            25,500 Option

                                          Amount and Nature         Percent of
         Name                       of Beneficial Ownership (1)      Class (2)

  Kevin J. McNamara                         73,654  Direct
                                            86,500  Option
                                                    Trustee (3)

  John M. Mount                             27,199  Direct
                                            12,750 Option
                                               300 Trustee

  Timothy S. O'Toole                        54,840  Direct
                                            65,625 Option

  Donald E. Saunders                         1,767  Direct
  Paul C. Voet                              30,855  Direct
                                            10,500  Option
                                                    Trustee (3)

  George J. Walsh III                        2,425  Direct

  Directors and                            513,199  Direct              4.8%
  Executive Officers                       557,875  Option              5.2%
  as a Group                               87,613  Trustee (4)
  (17 persons)

  FOOTNOTES TO STOCK OWNERSHIP TABLE

  (1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 2000, to the account of each named person or member of the group under the Company's Retirement Plan and under the Company's ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2000 under the Omnicare Employees Savings and Investment Plan), (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 2000. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from December 31, 2000 were assumed to have been issued.

  (2) Percent of Class under 1.0 percent is not shown.

  (3) Messrs. T. Hutton, McNamara and Voet and Ms. Laney are trustees of the Chemed Foundation which holds 67,930 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

  (4) Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company's executive officers and directors and persons who own more than 10 percent of Capital Stock are required to file reports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non- reporting persons that, with respect to 2000, no reports on Form 5 were required to be filed with the SEC, the Company believes that, during the period January 1, 2000 through December 31, 2000, the Company's executive officers and directors and greater-than-10-percent stockholders have complied with all Section 16(a) reporting requirements.

               RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2001. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stock- holders is not required by law or by the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. Affirmative vote of a majority of the shares represented at the meeting, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2001. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

  It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he so desires and shall be available to respond to appropriate questions raised at the meeting.

                   PROPOSAL CONCERNING THE SALE OF THE COMPANY
                            MAXIMIZE VALUE RESOLUTION

  William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who is the owner of record of 1,100 shares of Capital Stock, has given notice that he intends to present the following resolution at the Annual Meeting:

  "RESOLVED, the shareholders of Chemed Corporation urge the Chemed Corporation Board of Directors arrange for the prompt sale of Chemed Corporation to the highest bidder."

  Discussion:     The purpose of the Maximize Value Resolution is to give all
                  Chemed Corporation shareholders the opportunity to send a message to the Chemed Corporation Board that they support the sale of Chemed Corporation to the highest bidder. A strong and/or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Chemed Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Chemed Corporation Board. The propo-nent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

                  The prompt auction of Chemed Corporation should be accomplished by any appropriate process the board chooses to adopt, including a sale to the highest bidder, whether in cash, stock, or in a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

                  The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

  I URGE YOUR SUPPORT OF THIS RESOLUTION

             BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL

  The Board of Directors is always open to suggestions that would benefit the Company and enhance value for its stockholders. Although certain sale transactions offer a premium over market value for a corporation's stock-holders, that premium does not always reflect the true long-term value of a corporation.

  In the exercise of its fiduciary duties, the Board of Directors continuously reviews the strategic alternatives available to the Company in its efforts to maximize value to all stockholders. In this regard, the Board of Directors believes that management is employing appropriate strategies and taking the proper action to maximize the long-term value of the Company.

  During the decade following the sale of DuBois, the Company's large specialty chemicals subsidiary, the Board of Directors maintained a policy of slowly increasing the Company's annual dividends while dramatically repositioning the Company's assets to focus on growth. In November 1999, the Board of Directors adopted a new dividend policy which then significantly reduced the annual dividend from $2.12 to $.40, which has been instrumental in providing the Company with additional resources to fund future growth opportunities, particularly in the Roto-Rooter business. During 2000 Roto-Rooter's net income increased 35 percent through internal growth and acquisitions and reached a total of $19.7 million. This followed a 38 percent increase in net income during 1999. In addition, since the Board of Directors adopted the new dividend policy, the price of the Company's Capital Stock has risen from $27.00 per share to $33.05, on February 28, 2001, an increase of more than 22 percent. Assessing the operations of Roto-Rooter along with those of Service America and Patient Care, the Board of Directors believes that the Company is well positioned to enhance the stockholders'value in the future and that any sale of the Company at this time would be untimely and not in the best interests of the stockholders.

  The Board of Directors also believes that the approval of the proposal could create an atmosphere that would disadvantage any efforts to merge or sell the Company, whether now, as the proponent suggests, or in the future. Approval of the proposal might be viewed as a signal that the Board of Directors, under pressure from dissident stockholders, has lost its ability to determine the appropriateness of the timing of the sale of the Company, and thus has little bargaining power in connection with any such transaction.

  FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.

  The affirmative vote of the majority of shares represented at the meeting will be necessary for the adoption of the foregoing proposal, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares.

  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                             AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in monitoring:

   - The integrity of the Company's financial statements.
   - Compliance by the Company with legal and regulatory requirements.
   - The independence and performance of the Company's internal and external auditors.

  During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000. The complete text of the new charter is reproduced in the appendix to this Proxy Statement.

  The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

  1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

  2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

  3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  4. Based on the review and discussion referred to in paragraphs (1) through
     (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

  Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

  The undersigned members of the Audit Committee have submitted this Report.
        Charles H. Erhart, Jr., Chairman
        Patrick P. Grace
        Donald E. Saunders

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

AUDIT FEES

  PricewaterhouseCoopers LLP billed the Company $337,600 in aggregate fees and expenses for professional services rendered for the audit of the Company's annual financial statements for the year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  The Company did not pay PricewaterhouseCoopers LLP any fees for professional services rendered by PricewaterhouseCoopers LLP relating to information technology for the year 2000.

ALL OTHER FEES

  PricewaterhouseCoopers LLP billed the Company $91,170 in aggregate fees for services rendered by PricewaterhouseCoopers LLP, other than the services described above, for the year 2000.

  The Audit Committee after consideration, has determined that the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

                              STOCKHOLDER PROPOSALS

  Any proposals by stockholders intended to be included in the proxy materials for presentation at the 2002 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 1, 2001. Any proposals by stockholders intended to be presented at the 2001 Annual Meeting of Stockholders outside of the Company's proxy solicitation process shall be considered untimely if notice of such a proposal is not given to the Secretary of the Company by February 15, 2001. In the case of timely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in the Company's proxy statement for that meeting.

                                  OTHER MATTERS

  As of the date of this Proxy Statement, the management has not been notified of any stockholder proposals intended to be raised at the 2001 Annual Meeting outside of the Company's proxy solicitation process nor does management know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

  The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $7,500 plus reasonable expenses. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

                                                           Naomi C. Dallob
                                                               Secretary

March 31, 2001

                                    APPENDIX
                               CHEMED CORPORATION
                             AUDIT COMMITTEE CHARTER

  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

  The members of the Audit Committee shall be appointed by the Board and shall consist of at least three members of the Board who meet the independence and experience requirements of the New York Stock Exchange. Accordingly, all of the members will be directors:

   1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and:

   2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Audit Committee will have accounting or related financial management expertise.

  The Audit Committee shall meet, whether in person or telephonically, at least two times each year. The Audit Committee shall make regular reports to the Board.

  The Audit Committee shall:

   1. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management and the independent auditor prior to the filing by the Company of its Annual Report on Form 10-K, including significant financial reporting matters related thereto.

   3. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing by the Company of its reports on Form 10-Q, or where practicable, prior to the first public release of quarterly earnings.

   4. Review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   5. Review significant issues with respect to the Company's accounting principles and practices as suggested by the independent auditor, internal auditors or management.

   6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

   7. Approve the fees to be paid to the independent auditor.

   8. Receive periodic reports no less frequently than annually from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself to the independence of the auditor.

   9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  10. Meet with the independent auditor prior to the annual audit to review the planning and scope of the audit.

  11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the annual audit and quarterly reviews.

  12. Review with management and the independent auditor the internal audit department responsibilities and the adequacy of its resources to carry out its responsibilities.

  13. Review the appointment and replacement of the senior internal auditing officer.

  14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  15. Review with the Company's counsel legal matters that may have a material impact on the financial statements and any material reports or inquires received from regulators or governmental agencies.

  16. Meet with management, the senior audit officer and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or those persons believe should be discussed.

  17. Review and approve the expense reports of the Company's principal executive officer.

  The foregoing functions shall be the common recurring activities of the Audit Committee in carrying out its functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

  Consequently, in carrying out its responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations.

                                     CHEMED
                               CHEMED CORPORATION




                               Please detach here
--------------------------------------------------------------------------------

                               CHEMED CORPORATION
                             STOCKHOLDER'S PROXY AND
                    CONFIDENTIAL ESOP VOTING INSTRUCTION CARD
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2001

The undersigned hereby appoints E. L. Hutton, K. J. McNamara and N. C. Dallob as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of capital stock of Chemed Corporation held of record by the undersigned on March 23, 2001, at the Annual Meeting of Stockholders to be held on May 21, 2001, or at any adjournment thereof.

This proxy also provides confidential voting instructions for shares of Chemed Capital Stock held by the Trustee of the Chemed Employee Stock Ownership Plans
(ESOP), as applicable, for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all unallocated shares in the same proportion the allocated shares have been voted and will vote allocated shares for which no voting instructions have been received in the same proportion as total voted allocated shares.

This proxy/confidential ESOP voting instruction card is solicited jointly by the Board of Directors of Chemed Corporation and the Trustee of the Chemed ESOP pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Company's proxy tabulator, Wells Fargo Bank Minnesota, N. A., will report separately to the Company and to the Trustee as to proxies received and voting instructions provided. Individual ESOP voting instructions will be kept confidential by the proxy tabulator and not provided to the Company.

              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (continued and to be signed on reverse side)

                                                                       COMPANY #
                                                                       CONTROL #

THERE ARE TWO WAYS TO VOTE:

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

    - Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until 12:00, noon, Eastern Daylight Time, on May 18, 2001.
    - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number located above.
    -     Follow the simple instructions.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES AND/OR ESOP TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY/CONFIDENTIAL ESOP VOTING INSTRUCTION CARD.

VOTE BY MAIL

Mark, sign and date your proxy/confidential ESOP voting instruction card and return it in the postage-paid envelope provided or return it to Wells Fargo Bank Minnesota, N. A., c/o Shareowner Services, P. O. Box 64873, St. Paul, MN 55164-0873.

              IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR CARD.
                               Please detach here
 ................................................................................
                           (continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ACTIONS OR PROPOSALS:

1. Election of Directors (mark only one box):

01 Edward L. Hutton    05 Charles H. Erhart, Jr.  09 Walter L. Krebs    13 Timothy S. O'Toole   [ ]FOR all        [ ] WITHHOLD ALL
02 Kevin J. McNamara   06 Joel F. Gemunder        10 Sandra E. Laney    14 Donald E. Saunders    nominees             VOTING
03 Rick L. Arquilla    07 Patrick P. Grace        11 Spencer S. Lee     15 Paul C. Voet          listed unless        AUTHORITY for
04 James H. Devlin     08 Thomas C. Hutton        12 John M. Mount      16 George J. Walsh III   indicated below.    directors.

[INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED AT THE RIGHT.]

2.  Ratifying the selection of independent accountants.                            [ ] For       [ ] Against      [ ] Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL:

3.  Stockholder Proposal concerning sale of the Company.                           [ ] For       [ ] Against      [ ] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ACTIONS OR PROPOSALS 1
AND 2 AND AGAINST PROPOSAL 3.

Address Change? Mark Box [ ]   Indicate changes below                              Dated ________________, 2001



                                                                                   Signature(s) in Box
                                                                                   NOTE: Please sign as name appears. Joint
                                                                                   owners should each sign. When signed on
                                                                                   behalf of a corporation, partnership,
                                                                                   estate, trust or other stockholder, state
                                                                                   how you are authorized to sign.

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